SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): April 28, 1998



                                 HARDINGE INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


           New York                      0-15760                 16-0470200
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(State or other jurisdiction        (Commission File           (IRS Employer
     of incorporation)                   Number)             Identification No.)




                     One Hardinge Drive, Elmira, N.Y. 14902
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               (Address of principal executive offices (Zip Code)


       Registrant's telephone number, including area code: (607) 734-2281


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Item 5.   Other Events

          On April 28, 1998, the Board of Directors approved a three-for-two split of the Company's common stock to be paid in the form of a 50 percent stock dividend. The resolution provides that each two outstanding shares will be converted into three shares of Hardinge common stock with a par value of $.01 per share. The date of record for shareholders entitled to additional shares is May 8, 1998, and payment of the additional shares is to take place on May 29, 1998. As a result of the split, approximately 3,281,351 additional shares of common stock will be issued on May 29, 1998. Any fractional shares created by the split will be paid in cash on May 29, 1998.


Item 7.   Financial Statements and Exhibits

          (a)  Not applicable

          (b)  Not applicable

          (c)  Exhibits

               99   Press release issued by registrant on April 28, 1998.


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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.


                             HARDINGE INC.
                             (Registrant)



                             By:  /s/ Malcolm L. Gibson
                                 -------------------------------------------
                                      Malcolm L. Gibson
                                      Executive Vice President, Chief Financial
                                      Officer and Assistant Secretary
                                      (Principal Financial Officer)


Dated: May 8, 1998


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                               Index to Exhibits


Exhibit No.

  99            Press release dated April 28, 1998